Exhibit 32.2
Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, furnished herewith.
Armstrong World Industries, Inc.
(the “Company”)
Written Statement by Chief Financial Officer
Pursuant to Section 906 of Sarbanes-Oxley Act of 2002
I certify to the best of my knowledge and belief that the Company’s Form 10-Q periodic report containing its financial statements for the fiscal quarter ended March 31, 2009 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and that information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Company as of that date.

/s/ William C. Rodruan William C. Rodruan Interim Chief Financial Officer Armstrong World Industries, Inc.
Dated: April 30, 2009
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.